UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2008

CATALENT PHARMA SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-147871	13-3523163
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14 Schoolhouse Road Somerset, New Jersey	08873
(Address of registrant’s principal executive office)	(Zip code)

(732) 537-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

David Eatwell Separation Agreement

On April 4, 2008, Catalent Pharma Solutions, Inc. (the “Company”) and David Eatwell, the Company’s former Senior Vice President and Chief Financial Officer, entered into a Separation Agreement with respect to Mr. Eatwell’s departure from the Company. As previously reported, Mr. Eatwell left the Company effective April 4, 2008 (the “Separation Date”) to pursue other opportunities. Set forth below is a summary of the material terms of the Separation Agreement:

•

Subject to the receipt and non-revocation of a release of claims against the Company and his adherence to the restrictive covenants contained in the Management Equity Subscription Agreement, dated May 7, 2007, by and between PTS Holdings Corp. (“PTS”) and Mr. Eatwell (the “Management Equity Agreement”), Mr. Eatwell is entitled to receive:

•

$560,717 in severance pay (the “Severance Benefit”) in the form of salary continuation for a fifty-two (52) week period (the “Initial Severance Period”). The Severance Benefit consists of his current annual salary ($310,500), a Management Incentive Plan bonus equal to his target bonus of 75% of his annual salary ($232,875), plus his annual car allowance ($17,342); and

•

If Mr. Eatwell satisfactorily performs the duties reasonably requested by the Company during the six (6) month period following the Separation Date, as determined by the Company’s Chief Executive Officer in his sole discretion, Mr. Eatwell will also be entitled to receive an additional $140,179.25 in severance pay in the form of salary continuation for an additional three (3) month period following the end of the Initial Severance Period (such additional period, to the extent applicable, together with the Initial Severance Period, the “Severance Period”).

•

Mr. Eatwell will also be eligible to receive a pro rata bonus for the 2008 fiscal year under the Company’s Management Incentive Plan based on the number of days Mr. Eatwell was employed by the Company during the 2008 fiscal year. Any such bonus will be payable in September 2008.

•

Subject to the receipt and non-revocation of a release of claims against the Company and his adherence to the restrictive covenants contained in the Management Equity Agreement, following the Separation Date, in addition to the severance pay described above, Mr. Eatwell will be entitled to continue to participate in the Company’s group health insurance plans at the same premium rates as may be charged to Company employees generally until the earlier of the (i) the expiration of the Initial Severance Period or, if later, to the extent applicable, the Severance Period and (ii) the date he becomes eligible for coverage under group health plans of any other employer. The Company will also pay for outplacement assistance on Mr. Eatwell’s behalf.

•

With respect to the 613.397 shares of common stock of PTS (the “PTS Shares”) previously purchased by Mr. Eatwell pursuant to the Management Equity Agreement, the Company has agreed to recommend to the Board of Directors of PTS that 338.397 of such PTS Shares be repurchased by PTS on or before April 30, 2008 at a repurchase price per PTS Share of

$1,000, for an aggregate repurchase price of $338,397. The remaining 275 PTS Shares will continue to be subject to the terms and conditions of the Management Equity Agreement and the Securityholders Agreement, dated as of May 7, 2007, among PTS and the other parties thereto (the “Securityholders Agreement”).

•

With respect to Mr. Eatwell’s options to purchase shares of common stock of PTS pursuant to the Nonqualified Stock Option Agreement, dated as of May 7, 2007, by and between Mr. Eatwell and PTS (the “Option Agreement”), Mr. Eatwell will have ninety (90) days from the Separation Date to exercise 20% of the shares (i.e., 183 shares) subject to the Time Option (as defined in the Option Agreement). The remaining 80% of the shares subject to the Time Option, as well as 100% of the shares subject to the Performance Option and Exit Option (each, as defined in the Option Agreement) will be forfeited as of the Separation Date and Mr. Eatwell will not be able to exercise his option with respect to those shares.

The Separation Agreement is filed as Exhibit 10.1 hereto and is hereby incorporated by reference. The Securityholders Agreement, the form of Management Equity Agreement and the form of Option Agreement have been previously filed by the Company with the SEC and the terms are hereby incorporated by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits. The following Exhibit is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Separation Agreement of David Eatwell, dated April 4, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Catalent Pharma Solutions, Inc.
(Registrant)

	By:	/s/ Samrat S. Khichi
	Name:	Samrat S. Khichi
	Title:	Sr. Vice President, General Counsel and Secretary

Dated: April 9, 2008

EXHIBIT LIST

Exhibit No.	Description
10.1	Separation Agreement of David Eatwell, dated April 4, 2008

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